EXHIBIT 5




                       Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                              New York, New York 10019
                                 (212) 373-3000











                                 July 31, 1996



CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

                              CapStar Hotel Company
                       Registration Statement on Form S-1
                           Registration No. 333-6583
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Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement dated

June 21, 1996, as amended (the "Registration Statement"), filed with the

Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations promulgated thereunder (the

"Rules"), we have been requested by CapStar Hotel Company, a Delaware corporation (the "Company"), to furnish our opinion as to the legality of

2,500,000 shares (the "Stockholder Shares") offered by the selling stockholder and 8,137,500 shares (the "Company Shares") offered by the Company (including up to 1,387,500 shares issuable by the Company upon exercise of the















































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CapStar Hotel Company                                                          2


Underwriters' over-allotment option) of the Company's Common Stock, par value

$.01 per share (the "Common Stock"), registered for sale thereunder.

          In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the

Underwriting Agreement included as Exhibit 1.1 to the Registration Statement

(the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated

Certificate of Incorporation and By-laws, each as in effect on the date hereof,

and records of certain of the Company's corporate proceedings.  We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents,

records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.  In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals
















































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CapStar Hotel Company                                                          3





and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

          Based upon the foregoing, we are of the opinion that (i) the Company

Shares, when issued, delivered and paid for as contemplated in the Registration

Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Stockholder Shares have been duly authorized and when deliverence by the Selling Stockholder as contemplated by the Registration Statement and the Underwriting Agreement will be, validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder,

which are currently in effect.

          We hereby consent to use of this opinion as an Exhibit to the

Registration Statement or any Registration Statement filed pursuant to Rule 462 under the Act, and to the use of our name under the heading "Legal Matters"

contained in the Prospectus included in the Registration Statement. In giving








































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CapStar Hotel Company                                                          4





this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                              Very truly yours,

                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                    --------------------------------------------
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON